MassRoots Schedules Conference Call After Market Close on August 23, 2017

DENVER, August 23, 2017 -- MassRoots, Inc. (OTCQB:MSRT), a leading technology platform for the cannabis industry, will host a shareholder update call on Wednesday, August 23, 2017 at 4:20 pm ET. During the call, management will provide insight on recent and upcoming developments at the Company and within the evolving cannabis marketplace.

In order to participate in the conference call, please dial (877) 407-8293 or (international) (201) 689-8349. The conference passcode is 13669598.

An audio replay of the conference call will be available for approximately 2 weeks by dialing (877) 660-6853 or (international) (201) 612-7415. The conference passcode is 13669598.

About MassRoots
MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. Its compliance and point-of-sale system, MassRoots Retail, enables cannabis-related businesses to streamline their retail operations and compliance reporting to state regulators. With a significant market share of medical cannabis patients in certain markets and more than 25,000 shareholders, the Company believes it is uniquely positioned to best serve the needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and MassRoots, Inc.'s filings with the U.S. Securities and Exchange Commission.

Source:
MassRoots, Inc.

Media Contact (for Press Only):
Isaac Dietrich

Isaac@MassRoots.com